                                                                  EXHIBIT 10.6.4

                           MICROFINANCIAL INCORPORATED
                           1998 EQUITY INCENTIVE PLAN
                      NON-QUALIFIED STOCK OPTION AGREEMENT

      This Agreement is by and between MicroFinancial Incorporated (the "Company") and ______________________ (the "Optionee").

                              W I T N E S S E T H:

      1. GRANT OF OPTION. Pursuant to the provisions of the MicroFinancial Incorporated 1998 Equity Incentive Plan (the "Plan"), effective _______________ ____, _________ (the "Grant Date"), the Company awarded to the Optionee, subject to the terms and conditions of the Plan and the terms and conditions contained herein, the right and option to purchase from the Company all or any part of an aggregate of ________ shares of the common stock ($.01 par value) of the Company ("Common Shares"), at a purchase price equal to $__________ per share, such option to be exercised as hereinafter provided. It is intended that the option evidenced hereby constitute a non-qualified stock option. Capitalized terms not defined herein shall have the meanings given to such terms in the Plan.

      2. TERMS AND CONDITIONS. In addition to the terms and conditions contained in the Plan, it is understood and agreed that the option evidenced hereby is subject to the following additional terms and conditions:

      (a) Expiration Date. The option shall expire on the tenth anniversary of the Grant Date.

      (b) Period of Exercise. Subject to the other terms of this Agreement regarding the exercisability of this option, this option shall become exercisable in cumulative installments in accordance with the following schedule:

                                 Percentage of Options
 On or after                          Exercisable
-------------                    ----------------------
[         ]                               [  ]%
[         ]                               [  ]%
[         ]                               [  ]%
[         ]                                100%

      (c) Exercise of Option. This option shall be exercised by submitting a written notice to the Committee authorized to administer the Plan pursuant to
Section 4 thereof (the "Committee") signed by the Optionee and specifying the number of Common Shares as to which the option is being exercised. Such notice shall be accompanied by the payment of the full option price for the Common Shares being purchased. Payment shall be made in cash, which may be paid by check, or other instrument acceptable to the Company, (ii) with the consent of the Committee or the Chief Executive Officer, in Common Shares, valued at the Fair Market Value (as defined in the Plan) on the date prior to exercise, or if there were no sales on such date, on the next preceding day on which there were sales, (iii) with the consent of the Committee and subject to such terms and conditions as it may determine, by surrender of outstanding options under the 1998 Plan, (iv) with the consent of the Committee, the delivery of a promissory note containing such terms as deemed acceptable to the Committee, or (v) any combination of the above. In addition, any amount necessary to satisfy applicable federal, state or local tax requirements shall be paid promptly upon notification of the amount due. The Committee may permit such amount to be paid in

Common Shares previously owned by Optionee, or a portion of the Common Shares that otherwise would be distributed to Optionee upon exercise of the option, or a combination of cash and such Common Shares. A certificate or certificates for the Common Shares purchased shall be issued by the Company after the exercise of the option and payment therefor, including the provision for any federal and state withholding taxes, and other applicable employment taxes.

      In lieu of delivering all or a portion of the Common Shares as to which an option has been exercised, the Committee may elect to pay the Optionee an amount in cash or Common Shares, or a combination of cash or Common Shares, equal to the excess of the Fair Market Value of the Common Shares the Optionee would have received upon exercise over the aggregate exercise price, as determined in accordance with the Plan.

      (d) Termination of Option upon Termination of Employment, Death or Total Disability.

      (i) Unless the Committee in its discretion determines otherwise, upon the termination of Optionee's employment with the Company or directorship for any reason other than a Breach of Conduct (as defined in the Plan), death or Total Disability (as defined in the Plan), any portion of this option that is not exercisable by reason of Paragraph 2(b) hereof shall immediately terminate. Any portion of this option that is exercisable on the employment or directorship termination date shall continue to be exercisable for three months following such termination date, unless sooner terminated by reason of Paragraph 2(a) hereof.

      (ii) If termination of employment or directorship is by reason of death or Total Disability, any portion of this option which is not exercisable on the date of death or Total Disability by reason of Paragraph 2(b) hereof shall immediately terminate, and any remaining portion of this option shall terminate if not exercised within one year following the date of death or commencement of Total Disability, unless sooner terminated by reason of Paragraph 2(a) hereof.

      (iii) In the event of a Breach in Conduct by Optionee at any time while employed by the Company or while a director of the Company, or within two years of termination of employment or directorship, (i) any unexercised portion of this option, whether exercisable pursuant to Paragraph 2(b) hereof or not exercisable, shall immediately terminate upon action by the Committee. The Committee's action shall be communicated in writing to the Optionee as soon as practicable. In addition, the Committee may, in its sole discretion, by written notice demand that any or all stock certificates for Common Shares acquired pursuant to the exercise of this option, or any profit realized from the sale or transfer of such Common Shares, be returned to the Company within five (5) days of receipt of such notice. Any exercise price paid by the Optionee shall be returned to Optionee by the Company immediately thereafter, without interest. The Company shall be entitled to reimbursement of reasonable attorney fees and expenses incurred in seeking to enforce it rights under this subparagraph 2(d)(iii) and Section 15 of the Plan.

      (e) Non-transferability. This option and all rights hereunder shall be exercisable during the Optionee's lifetime only by the Optionee and shall be non-assignable and non-transferable by the Optionee except, in the event of the Optionee's death, by will or by the laws of descent and distribution. In the event the death of the Optionee occurs, the representative or representatives of the Optionee's estate, or the person or persons who acquire (by bequest or inheritance) the rights to exercise this option in whole or in part, may exercise this option prior to the expiration of the applicable exercise period, as specified in Paragraph 2(d) above.

      (f) Change in Control. Unless the Committee determines otherwise, this option shall accelerate and become immediately exercisable for a period of fifteen days (or such longer or shorter period as the Committee may prescribe) immediately prior to the scheduled consummation of a Change in Control (as defined in the Plan). Such acceleration of exercisability shall be conditioned upon the consummation of the Change in Control and, any exercise of any portion of the option that becomes exercisable by reason of this Paragraph 2(f) shall become effective only immediately before the consummation of such Change in Control.

      Unless the Committee determines otherwise, upon consummation of any such Change in Control, the Plan and any unexercised portion of this option shall terminate. Notwithstanding the foregoing, to the extent provision is made in writing in connection with such Change in Control for the continuation of the Plan and the assumption of this option, or for the substitution for this option of new options covering the stock of a successor company, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, then the Plan and this option shall continue in the manner and under the terms contained herein, and the acceleration and termination provisions set forth in the first two sentences of this Paragraph 2(f) shall be of no effect. The Company shall send written notice of a Change in Control to Optionee not later than the time at which the Company gives notice thereof to its shareholders.

      (g) Modification or cancellation of option. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the Optionee, the modification of the terms of this option agreement (subject to the limitations contained in the Plan).

      (h) No Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any Common Shares subject to this option prior to the date of issuance to Optionee of a certificate or certificates for such shares.

      (i) No Right to Continued Employment. This option shall not confer upon the Optionee any right with respect to continuance of employment or directorship by the Company, nor shall it interfere in any way with the right of the Company to terminate the Optionee's employment or directorship at any time.

      (j) Compliance with Law and Regulations. This option and the obligation of the Company to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for Common Shares prior to (i) the listing of such Common Shares on any stock exchange on which the Common Shares may then be listed, and (ii) the completion of any registration or qualification of such Common Shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, this option may not be exercised if its exercise, or the receipt of Common Shares pursuant thereto, would be contrary to applicable law.

      3. OPTIONEE BOUND BY PLAN. The Optionee hereby agrees to be bound by all of the terms and provisions of the Plan. In the event of any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

      4. WITHHOLDING TAXES. Optionee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of this option hereunder.

      5. NOTICES. Any notice hereunder to the Company shall be addressed to it at its principal business office, 10-M Commerce Way, Woburn, Massachusetts 01801, and any notice hereunder to the Optionee shall be sent to the address reflected on the payroll records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address.

      6. MASSACHUSETTS LAW TO GOVERN. This Agreement shall be construed and administered in accordance with and governed by the laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Optionee has executed this Agreement this ______ day of _____________, _____________.

                                              MICROFINANCIAL INCORPORATED

                                              By:_______________________________

                                              Title:____________________________

                                              __________________________________